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                                                                    EXHIBIT 23.6



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of AT&T Comcast of our report dated May 9, 2001 relating to the combined financial statements of AT&T Consumer Services Group, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
February 8, 2002